 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2007

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	000-29283	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
100 S. High Street, Columbus Grove, Ohio	45830-1241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:		(419) 659-2141

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 20, 2007, United Bancshares, Inc. issued an earnings release announcing its financial results for the quarter and six-month period ended June 30, 2007 and that the Board of Directors declared a dividend of $0.14 per share.  A copy of the earnings release (Exhibit 99.1) and unaudited financial information (Exhibit 99.2) are attached.

The information in this Item 2.02, including Exhibit 99.1 and Exhibit 99.2 furnished herewith, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

 Item 7.01 Regulation FD Disclosure.

On July 20, 2007, United Bancshares, Inc. issued an earnings release announcing its financial results for the quarter and six-month period ended June 30, 2007 and that the Board of Directors declared a dividend of $0.14 per share.  A copy of the earnings release (Exhibit 99.1) and unaudited financial information (Exhibit 99.2) are attached.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, furnished herewith, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Release dated July 20, 2007
99.2	Unaudited Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.

Date: July 20, 2007	By: /s/ Brian D. Young______
Brian D. Young CFO, Executive VP & Treasurer

Exhibit 99.1

On July 20, 2007, United Bancshares, Inc. issued the following release:

United Bancshares, Inc. (Nasdaq: UBOH – news), a bank holding company headquartered in Columbus Grove, Ohio with consolidated assets of $530 million, today announced for the quarter and six month period ended June 30, 2007 operating results and that the Board of Directors declared a dividend of $0.14 per share to shareholders of record on August 31, 2007, payable on September 15, 2007.

For the quarter ended June 30, 2007, the Corporation reported net income of $1,455,000, or $0.41 basic earnings per share. This compares to second quarter 2006 net earnings of $1,243,000, or $0.34 basic earnings per share.  Compared with the same period in 2006, second quarter 2007 net income increased $212,000 or 17.1%.  The $212,000 increase was primarily the result of an increase of $173,000 in fair value of mortgage servicing rights during the quarter, a $16,000 gain on sale of securities, a $68,000 increase in other non-interest income, and a $142,000 decrease in non-interest expenses, offset by an increase in the provision for loan losses of $35,000, and an increase in the provision for income taxes of $156,000.

Net income for the six months ended June 30, 2007, totaled $2,432,000, or $0.69 basic earnings per share compared to net income of $2,424,000, or $0.67 basic earnings per share for the same period in 2006.  The increase in net income for the six month period was primarily the result of an increase of $62,000 in fair value of mortgage servicing rights, a $355,000 gain on sale of the credit card portfolio and a decrease of $136,000 in non-interest expenses, offset by a decrease in net interest income of $261,000, a $224,000 loss on sale of securities and increases in the provision for loan losses of $85,000 and the provision for income taxes of $67,000.

Net interest income was $4,394,000 for the second quarter of 2007, compared to $4,397,000 for the same period of 2006.  Net interest income was $8,522,000 for the first half of 2007 compared to $8,783,000 for the same period of 2006, a decrease of $261,000.  For the three and six month periods ended June 30, 2007, the net interest margin (on a taxable equivalent basis) was 3.63% and 3.52% respectively, compared with 3.70% for the same periods of 2006 with the decrease in net interest margin resulting primarily from pressures caused by market conditions.

Gain on sales of loans amounted to $83,000 for the quarter ended June 30, 2007, compared to $78,000 for the comparable 2006 period, an increase of $5,000 (6.4%).  The quarterly gain included capitalized servicing rights of $46,000 and $50,000 on $3.8 million and $4.4 million of originated loan sales during the quarters ended June 30, 2007 and 2006, respectively.  The balance of the gain on sales of loans represented cash gains.  During the quarter ended June 30, 2007 the Corporation realized a $16,000 gain on the sale of securities (none for the quarter ended June 30, 2006).  As a result of Union’s Board approving management’s plan to restructure its balance sheet, including selling approximately $15.5 million of available-for-sale securities, an impairment loss of $240,000 was recognized for the quarter ended March 31, 2007, representing the amount by which amortized cost exceeded fair value for the securities being sold.  The securities were subsequently sold on June 21, 2007 at a realized loss of $224,000.

Other non-interest income increased $241,000 (36.2%) to $906,000 for the quarter ended June 30, 2007.  The increase was primarily the result of a $173,000 increase during the quarter of the fair value of mortgage servicing rights, as a result of the adoption of Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets, an Amendment of FASB Statement 140” (Statement 156).  Effective January 1, 2007, quarterly changes in the fair value of mortgage servicing rights will be reflected in the Corporation’s operations.  In addition there were increases in net NSF and overdraft charges of $34,000, ATM and debit card fees of $19,000, and gain on sale of premises and equipment of $17,000.

For the quarter ended June 30, 2007, non-interest expenses totaled $3,408,000, compared to $3,550,000 for the comparable period of 2006, a $142,000 (4.0%) decrease.  For the six-month period ended June 30, 2007, non-interest expenses totaled $6,969,000 compared to $7,105,000 for the comparable period of 2006, a decrease of $136,000 (1.9%).

The operating results for the three and six month periods included an adjustment to the provision for stock options based on the Corporation’s closing stock price as of June 30, 2007.  As a result of this adjustment, non-interest expenses were reduced by $14,000 and $29,000, respectively, for the three and six month periods ended June 30, 2007.  Non-interest expenses were reduced $31,000 and $24,000, respectively, for the three and six month periods ended June 30, 2006.  In addition to the Corporation’s ongoing commitment to the improvement of internal controls and the overall operational environment, the Corporation has and will continue to identify and implement cost saving strategies.  Such strategies have led to the reduction of non-interest expenses for the three and six month periods ending June 30, 2007 compared to the same periods in 2006.

For the quarter ended June 30, 2007, the Corporation’s efficiency ratio was 60.45% compared to 65.90% for the same period of 2006.  For the six month period ended June 30, 2007, the Corporation’s efficiency ratio was 64.64% compared to 66.03% for the same period of 2006.   The Corporation’s efficiency ratio improved for the three and six month periods as a result of the aforementioned reduction in non-interest expenses and an increase in non-interest income offset by a reduction in net interest income.

Return on average assets was 1.05% for the second quarter of 2007, compared to 0.92% for the comparable quarter of 2006.  Return on average assets for the six months ended June 30, 2007 was 0.87% compared to 0.90% for the same period of 2006.  Return on average equity for the second quarter of 2007 was 12.41% compared to 11.53% for the same period of 2006.  Return on average equity for the six months ended June 30, 2007 was 10.39% compared to 11.17% for the same period in 2006.

Total assets amounted to $530.2 million at June 30, 2007 compared to $550.4 million at December 31, 2006, a decrease of $20.2 million, or 3.7%.  The decrease in assets was primarily the result of the aforementioned sale of $15.5 million of available-for-sale securities in June 2007 and resulting pay down of securities sold under agreements to repurchase.  Loans at June 30, 2007, net of the allowance for loan losses, increased $4.3 million (1.3%) from December 31, 2006.  Securities available-for-sale decreased $25.1 million (15.0%) during this six month period.  Deposits during this same period increased $2.6 million (0.7%) and other borrowings (consisting of Federal Home Loan Bank borrowings, securities sold under agreements to repurchase, and junior subordinated deferrable debentures) decreased $23.0 million (20.3%).

Shareholders’ equity increased from $46.2 million at December 31, 2006 to $46.6 million at June 30, 2007.  This increase was the result of net income ($2,432,000), the cumulative effect change from adoption of Statement 156 ($519,000), and the sale of 3,891 treasury shares ($55,000) under the Corporation’s Employee Stock Purchase Plan, offset by the payment of dividends ($988,000), a $780,000, net of tax, increase in unrealized losses on securities, and the repurchase of 39,000 common shares ($795,000).  The aforementioned increase in unrealized securities losses from January 1, 2007 to June 30, 2007, was primarily the result of customary and expected changes in the bond market.

United Bancshares, Inc. is a locally owned and operated holding company of The Union Bank Company which serves Allen, Putnam, Sandusky, Van Wert and Wood Counties, with office locations in Bowling Green, Columbus Grove, Delphos, Gibsonburg, Kalida, Leipsic, Lima, Ottawa, and Pemberville.

This release may contain certain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance.  However, such performance involves risk and uncertainties that may cause actual results to differ materially.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, the strength of the local economies in which operations are conducted, the effects of and changes in policies and laws of regulatory agencies, inflation, and interest rates.  For further discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, refer to the 2006 Form 10-K.

Exhibit 99.2

United Bancshares, Inc.

Quarterly Report

June 30, 2007

Dear Shareholders, Customers and Employees,

The management of United is pleased to report that the Company’s net income for the second quarter of 2007 was $0.41 per share.  This represents a $0.07 per share (20.6%) increase as compared to the same period in 2006 and a $0.14 per share (51.9%) increase as compared to the first quarter of 2007.  We are also pleased to report that the Company is in the final stages of construction of its full-service branch in Bowling Green, Ohio.  The branch is expected to be open in August 2007.

United’s net income for the six month period ended June 30, 2007 was $2,432,000 ($0.69 per share) compared to $2,424,000 ($0.67 per share) for the same period of 2006.  For the six month period in 2007, return on average equity and return on average assets was 10.39% and 0.87%, respectively compared to 11.17% and 0.90% for the same period in 2006.  Thus far in 2007, dividends are $0.28 per share compared to $0.26 per share in 2006, an increase of 7.7%.  The Company’s earnings through June 30, 2007 have been positively impacted by a $355,000 gain on sale of credit card portfolio, a $62,000 increase in the value of mortgage servicing rights, and a decrease of $136,000 in non-interest expenses, offset by a $261,000 decrease in net interest income, a $224,000 loss on the sale of securities and increases in the provisions for loan losses and income taxes 0f $85,000 and $67,000, respectively.

As of June 30, 2007 total assets were $530 million, a $20.1 million decrease from December 31, 2006. The decrease was primarily the result of a $15.5 million sale of available-for-sale securities, which was part of a planned balance sheet restructuring.  The Company’s total loans increased to $340 million, a $4.3 million increase and total deposits increased to $380 million a $2.6 million increase, compared to December 31, 2006.

The Company will continue to confront challenges presented by the current yield curve.  We will continue to diligently work to add value for our shareholders by identifying areas to control costs and generate additional income for your financial institution, while ensuring that the safety and soundness of your Company is maintained.  We appreciate the support of the shareholders, our valued customers and our many dedicated employees.

Respectfully,

Daniel W. Schutt

President & CEO

United Bancshares, Inc.

and Subsidiary

Financial Information (unaudited)

   Six Months

     Six Months

       ended

        ended

                                                                                                 June 30, 2007

  June 30, 2006

(dollars in thousands, except share data)

CONDENSED STATEMENT OF INCOME

Interest income

$17,265

$15,812

Interest expense

8,743

7,029

    Net interest income

8,522

8,783

Provision for loan losses

225

140

    Net interest income after provision for loan losses

8,297

8,643

Non-interest income

1,780

1,495

Non-interest expenses

6,969

7,105

    Income before income taxes

3,108

3,033

Provision for income taxes

676

609

Net income

$2,432

$2,424

Average common shares outstanding

3,541,782

3,607,311

PER COMMON SHARE

Net income

$0.69

$0.67

Cash dividends

$0.28

$0.26

Book value

$13.23

$11.82

Closing price

$15.01

$15.60

FINANCIAL RATIOS

Return on average assets

0.87%

0.90%

Return on average equity

10.39%

11.17%

Net interest margin

3.52%

3.70%

Efficiency ratio

64.64%

66.03%

Loans to deposits

89.38%

89.39%

Allowance for loan losses to loans

0.67%

0.79%

Cash dividends to net income

40.62%

38.66%

PERIOD END BALANCES

        As of

            As of

                                                                                               June 30, 2007

Dec. 31, 2006

Assets

$530,231

$550,375

Loans (including available-for-sale)

$339,854

$335,549

Deposits

$380,251

$377,640

Shareholders’ equity

$46,596

$46,152

Common shares outstanding

3,522,940

3,568,049

DIRECTORS/OFFICERS

UNITED BANCSHARES, INC.

Robert L. Benroth

H. Edward Rigel

Robert L. Dillhoff

David P. Roach

R. Steven Unverferth                   James N. Reynolds— Chairman

Daniel W. Schutt—President/CEO

Bonita R. Selhorst—Secretary

Brian D. Young—CFO/Executive V.P./Treasurer

DIRECTORS

THE UNION BANK CO.

Robert L. Benroth

William R. Perry

Robert L. Dillhoff

James N. Reynolds

H. Edward Rigel             David P. Roach

Herbert H. Huffman         Robert M. Schulte, Sr.

Kevin L. Lammon

R. Steven Unverferth

Daniel W. Schutt—President/CEO/Chairman

INVESTOR MATERIALS:

United Bancshares, Inc. has traded its common stock on the Nasdaq Markets Exchange under the symbol “UBOH” since March 2001.  Annual and quarterly shareholder reports, regulatory filings, press releases, and articles about The Union Bank Company are available in the Shareholder Information section of our website www.theubank.com or by calling 1-800-837-8111.

Locations

1204 W. Wooster St.

Bowling Green, OH 43402

419-353-6088

100 S. High St.

Columbus Grove, OH 45830

419-659-2141

101 Progressive Drive

Columbus Grove, Ohio 45830

419-659-4250

114 E. 3rd St.

Delphos, OH 45833

419-692-2010

230 W. Madison St.

Gibsonburg, OH 43431

419-637-2124

110 E. North St.

Kalida, OH 45853

419-532-3366

318 S. Belmore St.

Leipsic, OH 45856

419-943-2171

215 W. Market St.

Lima, OH 45801

419-228-2114

1410 Bellefontaine Ave.

Lima, OH 45804

419-229-6500

3211 Elida Rd.

Lima, OH 45805

419-331-3211

245 W. Main St.

Ottawa, OH 45875

419-523-2265

132 E. Front St.

Pemberville, OH 43450

419-287-3211